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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

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Subsidiary                                         Jurisdiction of Incorporation
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Bayshore Industrial, Inc.                                  Texas
Courtenay Polymers Pty Ltd.                                Australia
Fabri-Moulds Ltd.                                          U.K.
ICO Canada, Inc.                                           Alberta, Canada
ICO Europe B.V.                                            The Netherlands
ICO Global Services, Inc.                                  Delaware
ICO Holdings Australia Pty Ltd.                            Australia
ICO Holdings New Zealand Ltd.                              New Zealand
ICO Italia S.r.l.                                          Italy
ICO Minerals, Inc.                                         Delaware
ICO Offshore                                               Cayman Islands
ICO P&O, Inc.                                              Delaware
ICO Petrochemicals Cayman Islands                          Cayman Islands
ICO Polymers B.V.                                          The Netherlands
ICO Polymers France S.A.S.                                 France
ICO Polymers (UK) Ltd.                                     U.K.
ICO Polymers, Inc.                                         Delaware
ICO Polymers do Brasil Ltda.                               Brasil
ICO Scandinavia A.B.                                       Sweden
ICO Shearer, Inc.                                          Alberta, Canada
ICO Technology, Inc.                                       Delaware
ICO (UK) Limited                                           U.K.
ICO Worldwide, Inc.                                        Texas
ICO Worldwide Tubular Services Pte Ltd                     Singapore
ICO Worldwide (UK) Ltd.                                    U.K.
Innovation Company S.A. de C.V.                            Mexico
J.R. Courtenay (N.Z.) Ltd.                                 New Zealand
J.R. Courtenay Sdn Bhd                                     Malaysia
Lomec S.C.I.                                               France
Nandella Holdings, Ltd.                                    New Zealand
Rotec Chemicals, Ltd.                                      U.K.
Soreco S.A.S.                                              France
Swavasey Colours Limited                                   U.K.
Tecron Industries Limited                                  U.K.
Verplast S.r.l.                                            Italy
Wedco Minerais Ltda.                                       Brasil
Wedco Petrochemicals, Inc.                                 Delaware
Wedco Technology (U.K.) Limited                            U.K.
Wedco Technology, Inc.                                     New Jersey
Wedco, Inc.                                                New Jersey
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